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                                                                    EXHIBIT 10.4

                                                                  CONFORMED COPY


                               SECURITY AGREEMENT

                  SECURITY AGREEMENT dated as of October 18, 2001, between Northeast Generation Company, a corporation organized and existing under the laws of Connecticut (the "COMPANY"), and The Bank of New York, a New York banking corporation as trustee for the benefit of the Holders (in such capacity, together with its successors in such capacity, the "TRUSTEE"). The Company and the Trustee are parties to an indenture dated as of October 18, 2001 (as modified and supplemented and in effect from time to time, the "INDENTURE"), providing, subject to the terms and conditions thereof, for the creation and issuance of the Company's bonds, debentures, notes or other evidences of indebtedness to be issued in one or more series (collectively, "BONDS"), including its 4.998% Series A Senior Secured Bonds due 2005 (the "SERIES A BONDS") and its 8.812% Series B Senior Secured Bonds due 2026 (the "SERIES B BONDS", and collectively with the Series A Bonds, the "INITIAL BONDS").

                  To induce the Trustee to enter into the Indenture, to induce the Initial Purchasers to purchase the Initial Bonds offered thereunder, to induce the purchasers of any additional Bonds issued under the Indenture to purchase such Bonds and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to grant a security interest in the Security Agreement Collateral (as hereinafter defined) as security for the payment and performance of the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree as follows:

                  Section 1. DEFINITIONS. (a) Terms defined in the Indenture and not otherwise defined herein are used herein as defined in the Indenture.

                  (b) The terms "Accounts", "Chattel Paper", "Deposit Account", "Document", "Electronic Chattel Paper", "Equipment", "Fixture", "General Intangible", "Goods", "Instrument", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "security interest" and "Software" have the respective meanings ascribed thereto in Article 9 of the UCC.

                  (c) In addition, as used herein:

                  "COLLATERAL ACCOUNT" has the meaning assigned to such term in
Section 4.

                  "MOTOR VEHICLES" means motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

                  "SECURED OBLIGATIONS" means, collectively, (a) the principal of and interest or premium on the Bonds and all other amounts or obligations whatsoever now or hereafter from time to time owing by the Company to the Holders or to the Trustee, or any of them,

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         under the Indenture or the Bonds (including, without limitation, fees, penalties, indemnities and legal and other expenses, whether due by scheduled maturity, acceleration or otherwise) and (b) all present and future obligations of the Company to the Secured Party hereunder.

                  "SECURED PARTY" means the Trustee for the benefit of the holders of the Bonds.

                  "SECURITY AGREEMENT COLLATERAL" has the meaning assigned to such term in Section 3.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Secured Party that:

                  (a) ENFORCEABILITY. This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles.

                  (b) TITLE AND PRIORITY. The Company is the sole beneficial owner of, and has good and marketable title to, the Security Agreement Collateral in which it purports to grant a security interest pursuant to Section 3, and no Lien exists upon such Security Agreement Collateral, except for Liens permitted under Section 5.9 of the Indenture and except for the security interest in favor of the Secured Party created pursuant hereto. The security interest created pursuant hereto constitutes a valid and continuing perfected security interest in favor of the Secured Party in the Security Agreement Collateral in which the Company purports to grant a security interest pursuant to
         Section 3, subject to no equal or prior Lien except as expressly permitted by Section 5.9 of the Indenture and Section 5.01(a) hereof.

                  (c) PERFECTION. The Company has caused or will have caused, within ten days of the Closing Date, the filing of all necessary and appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Security Agreement Collateral granted to the Secured Party under this Agreement, to the extent that such security interest can be perfected by the filing of financing statements, and subject to Section 5.01(a).

                  (d) PRIORITY. Other than the security interest granted to the Secured Party pursuant to this Agreement and security interests to be terminated on the Closing Date, the Company has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Security Agreement Collateral. The Company has not authorized


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         the filing of and is not aware of any financing statements against the
         Company that include a description of collateral covering the Security Agreement Collateral other than any financing statement relating to the security interest granted to the Secured Party hereunder or that has been terminated or will be terminated on the Closing Date. The Company is not aware of any judgment or tax lien filings against the Company.

                  (e) NAMES, ETC. (i) The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Company as of the date hereof is correctly set forth in Annex 1.

                  (ii) Annex 1 correctly specifies (i) the place of business of the Company or, if the Company has more than one place of business, the location of the chief executive office of the Company, and (ii) each location where Goods of the Company are located (other than Motor Vehicles constituting Equipment and Goods in transit).

                  (f) CHANGES IN CIRCUMSTANCES. The Company has not (i) within the period of four months prior to the date hereof, changed its location (as defined in Section 9-307 of the UCC), (ii) except as specified in Annex 1, heretofore changed its name, or (iii) except as specified in Annex 2, heretofore become a "new debtor" (as defined in Section 9-102(a)(56) of the UCC) with respect to a currently effective security agreement previously entered into by any other Person.

                  (g) FAIR LABOR STANDARDS ACT. Any Goods now or hereafter produced by the Company included in the Security Agreement Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

                  The representations and warranties made by the Company in this Agreement shall survive the execution and delivery of this Agreement. So long as the Rating Agencies shall maintain a rating of any Secured Obligation, the Secured Party shall not waive any breach of the representations and warranties, except at the written direction of the Majority Holders in accordance with the Indenture.


                  Section 3. SECURITY AGREEMENT COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, whether now existing or hereafter from time to time arising, the Company hereby grants to the Secured Party, as hereinafter provided, a security interest in all of the Company's right, title and interest in, to and under the following property, assets and revenues, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 3 being collectively referred to herein as the "SECURITY AGREEMENT COLLATERAL"):

                  (a) all Inventory;

                  (b) all Equipment;


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                  (c) all Fixtures;

                  (d) all Goods not covered by the preceding clauses of this
         Section 3;

                  (e) all rights of the Company arising under the Initial Select Power Sales Agreement on or before December 31, 2005 and the Northeast Utilities Guarantee thereof;

                  (g) all other tangible personal property whatsoever of the Company; and

                  (h) all Proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Security Agreement Collateral and, to the extent related to any Security Agreement Collateral, all books, correspondence, credit files, records, invoices and other papers (including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company).

                  Section 4.  CASH PROCEEDS OF SECURITY AGREEMENT COLLATERAL.

                  (a) COLLATERAL ACCOUNT. The Trustee will cause to be established at The Bank of New York a cash collateral account (the "COLLATERAL ACCOUNT"), which shall be a "securities account" (as defined in Section 8-501 of the UCC) in respect of which the Trustee shall be the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), into which there shall be deposited from time to time the cash Proceeds of any of the Security Agreement Collateral (including Proceeds of insurance thereon) required to be delivered to the Trustee pursuant hereto and into which the Company may from time to time deposit any additional amounts that the Company wishes to pledge to the Secured Party as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Security Agreement Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Trustee shall remit the collected balance standing to the credit of the Collateral Account to or upon the order of the Company as the Company shall from time to time instruct in writing. However, at any time following the occurrence and during the continuance of an Event of Default, the Trustee may (and, if instructed by the Holders as specified in Section 8.11 of the Indenture, shall) apply or cause to be applied (subject to collection) the balance from time to time standing to the credit of the Collateral Account to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  (b) PROCEEDS OF INITIAL SELECT POWER SALES AGREEMENT AND NORTHEAST UTILITIES GUARANTEE. If so requested by the Trustee at any time after the acceleration of each Series of Bonds in accordance with the Indenture, the Company shall instruct in writing all account debtors in respect of the Initial Select Power Sales Agreement and Northeast Utilities Guarantee


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to make all payments in respect thereof either (a) directly to the Trustee or
(b) to one or more other banks in the United States of America under arrangements, in form and substance satisfactory to the Trustee, pursuant to which the Company shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Trustee for deposit into the Collateral Account. All payments made to the Trustee, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, the Company agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the Proceeds of any Security Agreement Collateral hereunder shall be received by it, the Company shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by the Company for and as the property of the Trustee and shall not be commingled with any other funds or property of the Company.

                  (c) INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. The cash balance standing to the credit of the Collateral Account shall be invested from time to time in such Permitted Investments as the Company shall determine, which Permitted Investments shall be held in the name and be under the control of the Trustee (and, if the Collateral Account is a securities account, credited to the Collateral Account), PROVIDED that at any time after the occurrence and during the continuance of an Event of Default, the Trustee (if instructed by the Holders as specified in Section 8.11 of the Indenture) shall at any time and from time to time liquidate any such Permitted Investments and apply or cause to be applied the Proceeds thereof to the payment of the Secured Obligations then due and payable in the manner specified in Section 5.09.

                  Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3, the Company hereby agrees with the Secured Party as follows:

                  5.01 DELIVERY AND OTHER PERFECTION. The Company shall:

                  (a) give, execute, deliver, file, record, authorize or obtain all such financing statements, notices, instruments, documents, agreements or consents or other papers as may be necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Trustee to exercise and enforce its rights hereunder with respect to such pledge and security interest, PROVIDED that the Company may at any time have Security Agreement Collateral with an aggregate market value not exceeding $500,000 or 1% of the Company's total assets (as shown on the Company's most recent balance sheet), whichever is greater, as to which the steps necessary to perfect the security interest granted hereunder have not been perfected;

                  (b) following the acceleration of each Series of Bonds then outstanding, upon request of the Trustee, promptly notify (and the Company hereby authorizes the Trustee so to notify) each account debtor in respect of the Initial Select Power Sales Agreement and the Northeast Utilities Guarantee that such Security Agreement Collateral has been


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         assigned to the Trustee hereunder, and that any payments due or to become due in respect thereof are to be made directly to the Trustee;

                  (c) without limiting the obligations of the Company under
         Section 5.04 but subject to the proviso to paragraph (a) above, upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Trustee to be listed as the lienholder on such certificate of title and take such other steps as may be required under the law applicable to perfection of a security interest in such property to perfect such security interest, and within 60 days of the acquisition thereof deliver evidence of the same to the Trustee;

                  (d) keep full and accurate books and records relating to the Security Agreement Collateral, and stamp or otherwise mark such books and records in order to reflect the security interests granted by this Agreement; and

                  (e) permit representatives of the Trustee, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Security Agreement Collateral, and permit representatives of the Trustee to be present at the Company's place of business to receive copies of all communications and remittances relating to the Security Agreement Collateral, and forward copies of any notices or communications received by the Company with respect to the Security Agreement Collateral, all in such manner as the Trustee or its agent may require.

                  5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 5.9 of the Indenture, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Security Agreement Collateral in which the Trustee is not named as the sole secured party.

                  5.03 PRESERVATION OF RIGHTS. The Secured Party shall not be required nor have any duty or obligation to take steps necessary to preserve any rights against prior parties to any of the Security Agreement Collateral.

                  5.04 SPECIAL PROVISIONS RELATING TO MOTOR VEHICLES. (a) Subject to Section 5.01(a), the Company shall deliver to the Trustee originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Trustee listed as lienholder or take such other action as may be necessary under applicable law to perfect the security interest created hereunder in all such Motor Vehicles.

                  (b) Without limiting the generality of the foregoing but subject to the proviso to Section 5.01(a), upon the acquisition after the date hereof by the Company of any Motor Vehicle, the Company shall deliver to the Trustee originals of the certificates of title or ownership for such Motor Vehicles, together with the manufacturer's statement of origin with the Trustee listed as lienholder, if such actions shall be necessary to perfect the Trustee's lien on such Motor Vehicles under applicable law; PROVIDED, however, if the Motor Vehicle to be acquired is subject


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to a purchase money security interest, the Trustee shall be listed as a junior lienholder to the Person holding such purchase money security interest, if so permitted by such Person.

                  (c) Without limiting Section 5.10, the Company hereby appoints the Trustee as its attorney-in-fact, effective the date hereof and terminating upon the termination of this Agreement, solely for the purpose of (i) executing on behalf of the Company ownership or title applications as provided to it for filing with appropriate state agencies to enable Motor Vehicles now owned or hereafter acquired by the Company to be retitled and the Trustee listed as lienholder thereon, (ii) filing such applications with such state agencies and
(iii) executing such other documents and instruments on behalf of, and taking such other action in the name of, the Company as necessary to accomplish the purposes hereof (including, without limitation, the purpose of creating in favor of the Trustee a perfected lien on the Motor Vehicles and exercising the rights and remedies of the Trustee under Section 5.05). This appointment as attorney-in-fact is irrevocable and coupled with an interest.

                  5.05 EXERCISE OF RIGHTS, ETC. Following the acceleration of each Series of Bonds then outstanding:

                  (a) the Company shall assemble the Security Agreement Collateral owned by it at such place or places, reasonably convenient to both the Trustee and the Company;

                  (b) the Trustee may, but shall not be obligated to, make any reasonable compromise or settlement deemed desirable with respect to any of the Security Agreement Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Security Agreement Collateral;

                  (c) the Trustee shall have all of the rights and remedies with respect to the Security Agreement Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right but not the obligation, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Security Agreement Collateral as if the Trustee were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Trustee in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Security Agreement Collateral, but shall be under no obligation to do so; and

                  (e) the Trustee may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Security Agreement Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Trustee, sell, lease, assign or otherwise dispose of all or any part of such


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         Security Agreement Collateral, at such place or places as the Trustee chooses, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Security Agreement Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released to the fullest extent permitted by law. The Trustee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The Proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in the manner specified in Section 5.09.

                  The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Security Agreement Collateral, to limit purchasers to those who will agree, among other things, to acquire the Security Agreement Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Trustee than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Trustee shall have no obligation to engage in public sales and no obligation to delay the sale of any Security Agreement Collateral for the period of time necessary to permit the respective issuer thereof to register it for public sale.

                  5.06 DEFICIENCY. If the Proceeds of sale, collection or other realization of or upon the Security Agreement Collateral pursuant to Section
5.05 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

                  5.07 LOCATIONS; NAMES. Without at least 30 days' prior written notice to the Trustee, the Company shall not change its location (as defined in Section 9-307 of the UCC) or change its name from the name shown as its current legal name on Annex 1.

                  5.08 PRIVATE SALE. The Secured Party shall not incur any liability as a result of the sale of the Security Agreement Collateral, or any part thereof, at any private sale pursuant to Section 5.05 conducted in accordance with this Agreement and applicable law. The Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Security Agreement Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of


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the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Security Agreement Collateral to more than one offeree, so long as the Secured Party acted in each case in accordance with this Agreement and applicable law.

                  5.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Security Agreement Collateral pursuant hereto, and any other cash at the time held by the Trustee under Section 4 or this Section 5, shall be applied by the
Trustee:

                  FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Trustee and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Trustee in connection therewith;

                  NEXT, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and

                  FINALLY, to the payment to the Company, or the Company's successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                  5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Trustee while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Trustee is hereby appointed the attorney-in-fact of the Company solely for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that are necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Trustee shall be entitled under this Section 5 to make collections in respect of the Security Agreement Collateral, the Trustee shall have the right and power but not the obligation to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Security Agreement Collateral or any part thereof and to give full discharge for the same.

                  5.11 PERFECTION. Subject to Section 5.01(a), prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as necessary or desirable to perfect the security interests granted by Section 3 of this Agreement and (ii) cause the Trustee to be listed as the lienholder on all certificates of title or ownership relating to Motor Vehicles owned by the Company. Without limiting the foregoing, the Company consents that UCC financing statements may be filed describing the Security Agreement Collateral as "all assets" or "all personal property" of the Company (PROVIDED that no such description shall be deemed to modify the description of Security Agreement Collateral set forth in Section 3).

                  5.12 TERMINATION. When all Secured Obligations shall have been paid in full or otherwise terminated or defeased in full, in cash as provided in the Indenture, this Agreement


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shall terminate, and the Trustee shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Security Agreement Collateral and money received in respect thereof, to or on the order of the Company. The Trustee shall also authorize or execute and deliver, as applicable, to the Company upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Security Agreement Collateral.

                  5.13 FURTHER ASSURANCES. The Company agrees that, from time to time, the Company will execute and deliver such further documents and do such other acts and things as are necessary in order fully to effect the purposes of this Agreement.

                  5.14 RELEASE OF MOTOR VEHICLES. (a) So long as no Event of Default shall have occurred and be continuing, upon the written request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall reasonably request to remove the notation of the Trustee as lienholder on any certificate of title for any Motor Vehicle; PROVIDED that any such instruments shall be delivered, and the release effective only upon receipt by the Trustee of a certificate from the Company stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss).

                  (b) RELEASE OF SECURITY AGREEMENT COLLATERAL OTHER THAN MOTOR VEHICLES. Security Agreement Collateral other than Motor Vehicles may be released in accordance with the procedures set forth in Article 15 of the Indenture.

                  Section 6.  MISCELLANEOUS.

                  6.01 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telecopied, faxed or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section 1.4 of the Indenture and shall be deemed to have been given at the times specified in said Section.

                  6.02 NO WAIVER. No failure on the part of the Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  6.03 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Trustee. Any such amendment or waiver shall be binding upon the Secured Party and each holder of any of the Secured Obligations and the Company.


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                  6.04 EXPENSES. The Company agrees to reimburse the Secured
Party for all costs and expenses incurred by the Secured Party (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Trustee of any obligations of the Company in respect of the Security Agreement Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Security Agreement Collateral, and for the care of the Security Agreement Collateral and defending or asserting rights and claims of the Trustee in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3.

                  6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Secured Party, (PROVIDED, however, that, except as provided in Section 5.11 of the Indenture, the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Trustee).

                  6.06 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  6.07 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  6.08 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  6.09 AGENTS AND ATTORNEYS-IN-FACT. The Trustee may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  6.10 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


                 Northeast Generation Company Security Agreement
                 -----------------------------------------------

                  6.11 INCORPORATION. The Trustee, in connection with its appointment and administration of duties hereunder, is entitled to all rights, privileges, protections, immunities and indemnities accorded to it under the Indenture.

















                 Northeast Generation Company Security Agreement
                 -----------------------------------------------

                  IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

                             NORTHEAST GENERATION COMPANY


                             By /s/ Bruce D. Kenyon
                               --------------------------
                               Name: Bruce D. Kenyon
                               Title: President



                              THE BANK OF NEW YORK
                                as Trustee


                              By /s/ Geovanni Barris
                                -------------------------
                                Name: Geovanni Barris
                                Title: Vice President







                 Northeast Generation Company Security Agreement
                 -----------------------------------------------

                                                                         ANNEX 1


                                 FILING DETAILS

CURRENT LEGAL NAME

         Northeast Generation Company

TYPE OF ORGANIZATION

         Corporation

JURISDICTION OF ORGANIZATION

         Connecticut

ORGANIZATIONAL ID NUMBER

CURRENT MAILING ADDRESS

         Northeast Generation Company
         107 Seldon Street
         Berlin, CT  06037
         Attn:  David R. McHale
         Vice President & Treasurer
         Northeast Utilities Service Company
         Agent for Northeast Generation Company

LOCATION OF GOODS

         CONNECTICUT - HOUSATONIC SYSTEM

         Bantam Hydroelectric Station
         Route 202
         Bantam, CT  06750

         Bulls Hydroelectric Bridge Station
         781 Kent Road
         Gaylordsville, CT  06755

         Falls Village Hydroelectric Station
         35 Water Street
         Falls Village, CT  06031


                          Annex 1 to Security Agreement
                          -----------------------------

         Robertsville Hydroelectric Station
         Old Creamery Road
         Colebrook, CT  06021

         Rocky River Hydroelectric Station
         200 Kent Road (Route 7)
         New Milford, CT  06776

         Shepaugh Hydroelectric Station
         2225 River Road
         Southbury, CT  06488

         Stevenson Hydroelectric Station
         1 Roosevelt Drive
         Monroe, CT  06468

         CONNECTICUT - EASTERN HYDRO SYSTEM

         Scotland Hydroelectric Station
         Jerusalem Road
         Windham, CT  06280

         Taftville Hydroelectric Station
         Junction Rt. 169 and Rt. 97
         Taftville, CT  06380

         Tunnel Hydroelectric and Tunnel Jet
         72 Roosevelt Avenue Extension, RFD 6
         Preston, CT  06360

         MASSACHUSETTS - NORTHFIELD MOUNTAIN SYSTEM

         Cabot Station
         Montague City Road
         Turners Falls, MA  01372

         Northfield Mountain Station
         99 Millers Falls Road
         Northfield, MA  01360

         Turners Falls Station
         1 Second Street
         Turners Falls, MA  01376



                          Annex 1 to Security Agreement
                          -----------------------------

FORMER LEGAL NAMES

         None






















                          Annex 1 to Security Agreement
                          -----------------------------

                                                                         ANNEX 2


                               "NEW DEBTOR" EVENTS

DESCRIPTION OF EVENT                                               DATE OF EVENT
--------------------                                               -------------

None























                          Annex 2 to Security Agreement
                          -----------------------------